Exhibit 99.1

Cloudera Reports Fourth Quarter and Fiscal Year 2020 Financial Results

PALO ALTO, Calif. March 10, 2020 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its fourth quarter and fiscal year 2020, ended January 31, 2020. Total revenue for the fourth quarter was $211.7 million, and subscription revenue was $182.0 million. Annualized Recurring Revenue grew 11% year-over-year.

“We continue to execute well, delivering another strong quarter in Q4 on financial and operational metrics. I am especially pleased that we’re seeing strong interest in CDP, with many customers across our base building plans for CDP Public Cloud adoption,” said Rob Bearden, chief executive officer, Cloudera. “In fiscal 2020, we finished the hard work of merger integration and completely re-positioned the company for long-term success. I could not be more enthusiastic about the set-up for Cloudera as we enter the next phase of the market’s evolution, helping our customers realize true hybrid and multi-cloud data solutions. We believe the opportunity for Cloudera has never been bigger and, with CDP Private Cloud expected in Q2, we believe it expands even further. Also, consistent with guidance, we plan to generate substantial non-GAAP operating income and cash flow in fiscal 2021.”

Except where noted, all prior period amounts include the results of Hortonworks beginning January 3, 2019, the date the Company merged with Hortonworks.

GAAP loss from operations for the fourth quarter of fiscal 2020 was $64.4 million, compared to a GAAP loss from operations of $87.0 million for the fourth quarter of fiscal 2019.

Non-GAAP income from operations for the fourth quarter of fiscal 2020 was $11.0 million, compared to a non-GAAP loss from operations of $30.2 million for the fourth quarter of fiscal 2019.

Operating cash flow for the fourth quarter of fiscal 2020 was negative $9.4 million, which includes $16.1 million of merger-related payments, compared to operating cash flow of $40.2 million for the fourth quarter of fiscal 2019.

GAAP net loss per share for the fourth quarter of fiscal 2020 was $0.22, compared to a GAAP net loss per share of $0.45 for the fourth quarter of fiscal 2019.

Non-GAAP net income per share for the fourth quarter of fiscal 2020 was $0.04, compared to a non-GAAP net loss per share of $0.15 for the fourth quarter of fiscal 2019.

For fiscal year 2020, total revenue was $794.2 million and subscription revenue was $667.8 million.

GAAP loss from operations for fiscal year 2020 was $339.8 million, compared to a GAAP loss from operations of $193.8 million for fiscal year 2019.

Non-GAAP loss from operations for fiscal year 2020 was $39.4 million, compared to a non-GAAP loss from operations of $67.3 million for fiscal year 2019.

Operating cash flow for fiscal year 2020 was negative $36.8 million, which includes $60.5 million of merger-related payments, compared to operating cash flow of $34.3 million for fiscal year 2019.

GAAP net loss per share for fiscal year 2020 was $1.20, compared to a GAAP net loss per share of $1.21 for fiscal year 2019.

Non-GAAP net loss per share for fiscal year 2020 was $0.13, compared to a non-GAAP net loss per share of $0.41 for fiscal year 2019.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

As of January 31, 2020, Cloudera had total cash, cash equivalents, marketable securities and restricted cash of $486.5 million.

Recent Business and Financial Highlights

•Annualized Recurring Revenue at the conclusion of the quarter was $731.2 million, representing 11% year-over-year growth
•GAAP subscription gross margin for the quarter was 84%
•Non-GAAP subscription gross margin for the quarter was 88%
•Non-GAAP income from operations for the quarter was $11.0 million, including $7.0 million of merger-related spending
•Customers with Annualized Recurring Revenue greater than $100,000 were 1004, up 27 from the prior quarter
•Cloudera’s board of directors authorized the repurchase of up to $100 million of Cloudera common stock
•Cloudera appointed Robert Bearden as president and chief executive officer. An experienced enterprise software executive and open source software luminary, he has served on Cloudera’s board of directors since the merger of Cloudera and Hortonworks
•Cloudera Data Platform debuted on Microsoft Azure Marketplace
•Introduced the first Apache NiFi and Apache Kafka public cloud services on CDP, Flow Management and Streams Messaging on Data Hub
•Introduced the initial release of Cloudera Streaming Analytics, powered by Apache Flink, expanding the Cloudera data lifecycle capabilities with real-time streaming analytics

Share Repurchase Authorization

Cloudera’s board of directors has authorized the repurchase of up to $100 million of Cloudera’s common stock, through open market purchases, block trades and/or in privately negotiated transactions or pursuant to Rule 10b5-1 plans, in compliance with applicable securities laws and other legal requirements. The timing, volume and nature of any repurchases will be determined by Cloudera’s management based on its evaluation of the capital needs of the business, market conditions, applicable legal requirements and other factors. No time limit was set for the completion of the repurchase program, and the program may be suspended or discontinued at any time. Cloudera currently expects to fund the repurchase program using Cloudera’s cash balance.

Business Outlook

The outlook for the first quarter of fiscal 2021, ending April 30, 2020, is:

•Total revenue in the range of $202 million to $207 million
•Subscription revenue in the range of $180 million to $183 million
•Non-GAAP operating loss/income in the range of negative $3 million to positive $2 million
•Non-GAAP net loss/income per share in the range of negative $0.01 to positive $0.01
•Basic and diluted weighted-average share counts of approximately 302 million and 314 million shares, respectively

The outlook for fiscal 2021, ending January 31, 2021, is:

•Total revenue in the range of $860 million to $880 million
•Subscription revenue in the range of $750 million to $760 million
•Non-GAAP operating income in the range of $82 million to $92 million
•Non-GAAP net income per share in the range of $0.25 to $0.29
•Diluted weighted-average share count of approximately 322 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its fourth quarter of fiscal 2020 results and the outlook for its first quarter of fiscal 2021 and full year fiscal 2021 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•Participant Toll Free Number: +1-833-231-7247
•Participant International Number: +1-647-689-4091
•Conference ID: 2995364

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term goals and targets, including expectations regarding the acceptance by our enterprise customers of enterprise data cloud, the Cloudera Data Platform, the share repurchase program, and our “Business Outlook” for our first quarter of fiscal 2021 and our full year fiscal 2021 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and historical and forward-looking non-GAAP net income (loss) per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), extraordinary non-cash real estate impairment charges (if any), and amortization of acquired intangible assets from our unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying financial statement tables titled “Use of Non-GAAP Financial Information” as well as the related financial statement tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (“ARR”) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period, including pre-merger Hortonworks contracts. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering and premium add-on support.

Cloudera, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription	$181,954	$123,015	$667,826	$406,333
Services	29,766	21,500	126,365	73,608
Total revenue	211,720	144,515	794,191	479,941
Cost of revenue:(1) (2)
Subscription	29,103	18,565	117,739	63,329
Services	27,408	22,090	114,763	72,785
Total cost of revenue	56,511	40,655	232,502	136,114
Gross profit	155,209	103,860	561,689	343,827
Operating expenses:(1) (2)
Research and development	66,994	52,787	263,566	173,814
Sales and marketing	117,884	82,918	467,541	253,164
General and administrative	34,768	55,120	170,336	110,613
Total operating expenses	219,646	190,825	901,443	537,591
Loss from operations	(64,437)	(86,965)	(339,754)	(193,764)
Interest income, net	2,484	2,591	11,687	9,011
Other income (expense), net	(106)	676	185	(2,478)
Loss before provision for income taxes	(62,059)	(83,698)	(327,882)	(187,231)
Provision for income taxes	(2,228)	(1,823)	(8,700)	(5,418)
Net loss	$(64,287)	$(85,521)	$(336,582)	$(192,649)
Net loss per share, basic and diluted	$(0.22)	$(0.45)	$(1.20)	$(1.21)
Weighted-average shares used in computing net loss per share, basic and diluted	291,193	190,408	280,772	159,816

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$4,285	$2,899	$16,599	$9,959
Cost of revenue – services	4,533	3,952	17,609	11,492
Research and development	19,563	15,428	75,554	41,430
Sales and marketing	17,161	13,637	63,360	27,918
General and administrative	9,994	13,718	47,232	26,566
Total stock-based compensation expense	$55,536	$49,634	$220,354	$117,365
(2)Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$2,855	$1,385	$11,213	$3,251
Sales and marketing	17,047	5,773	68,811	5,878
Total amortization of acquired intangible assets	$19,902	$7,158	$80,024	$9,129

Cloudera, Inc.
Consolidated Statements of Operations
(as a percentage of total revenue)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019

Revenue:
Subscription	86%	85%	84%	85%
Services	14	15	16	15
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	14	13	15	13
Services	13	15	14	15
Total cost of revenue	27	28	29	28
Gross profit	73	72	71	72
Operating expenses:(1) (2)
Research and development	31	37	33	36
Sales and marketing	56	57	59	53
General and administrative	16	38	22	23
Total operating expenses	103	132	114	112
Loss from operations	(30)	(60)	(43)	(40)
Interest income, net	1	2	2	2
Other income (expense), net	—	—	—	(1)
Loss before provision for income taxes	(29)	(58)	(41)	(39)
Provision for income taxes	(1)	(1)	(1)	(1)
Net loss	(30)%	(59)%	(42)%	(40)%

(1)Amounts include stock-based compensation expense as a percentage of total revenue as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue – subscription	2%	2%	2%	2%
Cost of revenue – services	2	3	2	2
Research and development	9	11	10	9
Sales and marketing	8	9	8	6
General and administrative	5	9	6	6
Total stock-based compensation expense	26%	34%	28%	25%

(2) Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	8	4	9	1
Total amortization of acquired intangible assets	9%	5%	10%	2%

Cloudera, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2020	January 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,638	$158,672
Marketable securities, current	253,361	322,005
Accounts receivable, net	249,971	242,980
Contract assets	4,648	4,824
Deferred costs	54,776	32,100
Prepaid expenses and other current assets	37,507	38,281
Total current assets	707,901	798,862
Property and equipment, net	21,988	27,619
Marketable securities, non-current	122,193	56,541
Intangible assets, net	605,236	679,326
Goodwill	590,361	586,456
Deferred costs, non-current	35,260	36,913
Restricted cash	3,352	3,367
Operating lease right-of-use assets	204,642	—
Other assets	8,857	7,559
TOTAL ASSETS	$2,299,790	$2,196,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,858	$8,185
Accrued compensation	61,826	53,590
Other contract liabilities, current	12,225	17,177
Other accrued liabilities	22,297	24,548
Operating lease liabilities, current	19,181	—
Deferred revenue, current	460,561	390,965
Total current liabilities	579,948	494,465
Operating lease liabilities, non-current	192,324	—
Deferred revenue, non-current	81,116	116,604
Other contract liabilities, non-current	810	1,296
Other liabilities	7,223	22,209
TOTAL LIABILITIES	861,421	634,574
STOCKHOLDERS’ EQUITY:
Common stock	15	13
Additional paid-in capital	2,923,905	2,711,340
Accumulated other comprehensive income (loss)	273	(42)
Accumulated deficit	(1,485,824)	(1,149,242)
TOTAL STOCKHOLDERS’ EQUITY	1,438,369	1,562,069
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,299,790	$2,196,643

Cloudera, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(64,287)	$(85,521)	$(336,582)	$(192,649)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	23,033	9,669	92,156	17,428
Amortization of operating lease right-of-use assets	11,743	—	45,640	—
Stock-based compensation expense	55,536	49,634	220,354	117,365
Accretion and amortization of marketable securities	68	(745)	(2,294)	(1,406)
Amortization of deferred costs	13,973	8,840	47,552	30,634
Loss (gain) on disposal of fixed assets	(45)	(3)	414	(25)
Changes in assets and liabilities:
Accounts receivable	(87,908)	16,070	(8,956)	54,231
Contract assets	874	(4,712)	176	(1,891)
Prepaid expenses and other assets	(5,400)	8,149	(8,456)	16,497
Deferred costs	(31,375)	(18,246)	(68,575)	(39,665)
Accounts payable	(8,282)	3,234	(4,089)	3,795
Accrued compensation	7,893	(10,928)	5,570	(17,962)
Accrued expenses and other liabilities	(4,795)	1,203	109	5,413
Other contract liabilities	4,372	6,030	(5,438)	5,922
Operating lease liabilities	(23,161)	—	(51,059)	—
Deferred revenue	98,345	57,573	36,652	36,586
Net cash (used in) provided by operating activities	(9,416)	40,247	(36,826)	34,273
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(101,755)	(93,823)	(494,252)	(462,737)
Proceeds from sale of marketable securities and other investments	29,998	20,693	86,739	56,702
Maturities of marketable securities and other investments	81,927	89,275	413,557	435,478
Cash used in business combinations, net of cash acquired	—	—	(4,500)	—
Cash acquired in business combination	—	42,557	—	42,557
Capital expenditures	(715)	(766)	(7,203)	(10,086)
Proceeds from sale of equipment	—	16	—	45
Net cash provided by (used in) investing activities	9,455	57,952	(5,659)	61,959
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlement of restricted stock units	(11,536)	(7,736)	(32,621)	(16,218)
Proceeds from employee stock plans	6,031	3,084	25,664	21,844
Net cash (used in) provided by financing activities	(5,505)	(4,652)	(6,957)	5,626
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(99)	508	(1,607)	(1,118)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,565)	94,055	(51,049)	100,740
Cash, cash equivalents and restricted cash — Beginning of period	116,555	67,984	162,039	61,299
Cash, cash equivalents and restricted cash — End of period	$110,990	$162,039	$110,990	$162,039
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$2,153	$1,706	$7,760	$4,775
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and other accrued liabilities	$45	$208	$45	$208
Fair value of common stock issued as consideration for business combinations	$—	$1,154,230	$—	$1,154,230
Fair value of share-based compensation awards assumed	$—	$48,197	$—	$48,197
Right-of-use assets obtained in exchange for new operating lease liabilities	$3,651	$—	$7,392	$—

Cloudera, Inc.
Three Months Ended January 31, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$29,103	$(4,285)	$(2,855)	$—	$21,963
Subscription gross margin	84%	2%	2%	—%	88%
Cost of revenue- Services	27,408	(4,533)	—	—	22,875
Services gross margin	8%	15%	—%	—%	23%
Gross profit	155,209	8,818	2,855	—	166,882
Total gross margin	73%	4%	1%	—%	79%
Research and development	66,994	(19,563)	—	—	47,431
Sales and marketing	117,884	(17,161)	(17,047)	—	83,676
General and administrative	34,768	(9,994)	—	—	24,774
(Loss) income from operations	(64,437)	55,536	19,902	—	11,001
Operating margin	(30)%	26%	9%	—%	5%
Net (loss) income	(64,287)	55,536	19,902	—	11,151
Net (loss) income per share, basic	(0.22)	0.19	0.07	—	0.04
Net (loss) income per share, diluted (1)	$(0.22)	$0.18	$0.06	$0.02	$0.04
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Three Months Ended January 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$18,565	$(2,899)	$(1,385)	$14,281
Subscription gross margin	85%	2%	1%	88%
Cost of revenue- Services	22,090	(3,952)	—	18,138
Services gross margin	(3)%	18%	—%	16%
Gross profit	103,860	6,851	1,385	112,096
Total gross margin	72%	5%	1%	78%
Research and development	52,787	(15,428)	—	37,359
Sales and marketing	82,918	(13,637)	(5,773)	63,508
General and administrative	55,120	(13,718)	—	41,402
Loss from operations	(86,965)	49,634	7,158	(30,173)
Operating margin	(60)%	34%	5%	(21)%
Net loss	(85,521)	49,634	7,158	(28,729)
Net loss per share, basic and diluted	$(0.45)	$0.26	$0.04	$(0.15)

Cloudera, Inc.
Twelve Months Ended January 31, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$117,739	$(16,599)	$(11,213)	$89,927
Subscription gross margin	82%	2%	2%	87%
Cost of revenue- Services	114,763	(17,609)	—	97,154
Services gross margin	9%	14%	—%	23%
Gross profit	561,689	34,208	11,213	607,110
Total gross margin	71%	4%	1%	76%
Research and development	263,566	(75,554)	—	188,012
Sales and marketing	467,541	(63,360)	(68,811)	335,370
General and administrative	170,336	(47,232)	—	123,104
Loss from operations	(339,754)	220,354	80,024	(39,376)
Operating margin	(43)%	28%	10%	(5)%
Net Loss	(336,582)	220,354	80,024	(36,204)
Net loss per share, basic and diluted	$(1.20)	$0.78	$0.29	$(0.13)

Cloudera, Inc.
Twelve Months Ended January 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$63,329	$(9,959)	$(3,251)	$50,119
Subscription gross margin	84%	2%	1%	88%
Cost of revenue- Services	72,785	(11,492)	—	61,293
Services gross margin	1%	16%	—%	17%
Gross profit	343,827	21,451	3,251	368,529
Total gross margin	72%	4%	1%	77%
Research and development	173,814	(41,430)	—	132,384
Sales and marketing	253,164	(27,918)	(5,878)	219,368
General and administrative	110,613	(26,566)	—	84,047
Loss from operations	(193,764)	117,365	9,129	(67,270)
Operating margin	(40)%	24%	2%	(14)%
Net Loss	(192,649)	117,365	9,129	(66,155)
Net loss per share, basic and diluted	$(1.21)	$0.73	$0.06	$(0.41)

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP weighted-average shares, basic	291,193	190,408	280,772	159,816
Effect of dilutive securities:
Stock options, unvested restricted stock units and ESPP	16,572	—	—	—
Non-GAAP weighted-average shares, diluted	307,765	190,408	280,772	159,816

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude or give effect to certain items for the following reasons:

•Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Extraordinary non-cash real estate impairment charges. We currently lease approximately 225,000 square feet of space for our current corporate headquarters in Palo Alto, California under a lease agreement that expires in 2027. Upon the completion of the merger with Hortonworks, we added approximately 92,000 square feet of space in Santa Clara, California under a lease agreement that expires in 2026 and we anticipate that we will relocate our corporate headquarters to this space during fiscal 2021. Extraordinary non-cash real estate impairment charges relate to potential impairment charges that we may incur as part of our relocation. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2021
(in millions)	First Quarter	Full Year
GAAP operating loss	($72) - ($67)	($197) - ($187)
Stock-based compensation expense (*)	49	181
Amortization of acquired intangible assets	20	78
Extraordinary non-cash real estate impairment charges	—	20
Non-GAAP operating (loss) income	($3) - $2	$82 - $92

	Fiscal 2021
(in millions)	First Quarter	Full Year
GAAP net loss	($72) - ($66)	($198) - ($186)
Stock-based compensation expense (*)	49	181
Amortization of acquired intangible assets	20	78
Extraordinary non-cash real estate impairment charges	—	20
Non-GAAP net (loss) income	($3) - $3	$81 - $93
(*) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488